Exhibit 99.3

Unaudited Pro Forma Combined Condensed Consolidated Financial Information

In this Exhibit 99.3, references to “Simmons”,  “Simmons First,” the “Company,” “we,” “our” and “us” mean Simmons First National Corporation including, unless the context otherwise requires or as otherwise expressly stated, its subsidiaries. The following unaudited pro forma combined condensed consolidated financial information has been prepared using the acquisition method of accounting, giving effect to our acquisition of Metropolitan National Bank (“Metropolitan”). The unaudited pro forma combined condensed consolidated balance sheets combine the historical financial information of the Company and Metropolitan as of September 30, 2013, and assume that the Metropolitan acquisition were completed on that date. The unaudited pro forma combined condensed consolidated statements of income for the nine month period ended September 30, 2013 and the twelve month period ended December 31, 2012 give effect to the Metropolitan acquisition as if the transaction had been completed on January 1, 2012.

The unaudited pro forma combined condensed consolidated financial information is presented for illustrative purposes only and does not indicate the financial results of the combined company had the companies actually been combined on the dates described above, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the combined entities. The unaudited pro forma combined condensed consolidated financial information also does not consider any potential impacts of current market conditions on revenues, expense efficiencies, asset dispositions and share repurchases, among other factors.

On November 25, 2013, the Company completed its acquisition of Metropolitan.  Consistent with the terms of the agreement, Simmons First paid $53.6 million in cash to Rogers Bancshares, Inc. (“RBI”). As part of the transaction, Metropolitan was merged into Simmons First National Bank (the “Bank”), a subsidiary of the Company.

Unaudited Pro Forma Combined Condensed
Consolidated Balance Sheets
As of September 30, 2013

		Metropolitan Acquisition
(in thousands)	Simmons First Historical	Metropolitan Historical	Pro Forma Acquisition Adjustments		Pro Forma Combined Simmons First and Metropolitan

ASSETS
Cash and due from banks	$358,120	$48,656	$(7,600)	(1)	$399,176
Federal funds sold	18,365	-	-		18,365
Cash and cash equivalents	376,485	48,656	(7,600)		417,541
Investment securities - held-to-maturity	581,768	91,783	(2,259)	(2)	671,292
Investment securities - available-for-sale	179,937	199,929	-		379,866
Mortgage loans held for sale	10,605	7,832	-		18,437
Assets held in trading accounts	8,744	-	-		8,744
Loans:
Loans	1,958,178	489,247	(37,467)	(3)	2,409,958
Allowance for loan losses	(27,533)	(18,851)	18,851	(4)	(27,533)
Net loans	1,930,645	470,396	(18,616)		2,382,425
FDIC indemnification asset	61,500	-	-		61,500
Premises and equipment	87,065	75,249	(22,575)	(5)	139,739
Foreclosed assets	49,463	67,064	(21,455)	(6)	95,072
Interest receivable	15,635	2,754	-		18,389
Bank owned life insurance	60,040	-	-		60,040
Goodwill	60,605	-	18,301	(7)	78,906
Other intangible assets	5,420	-	9,844	(8)	15,264
Other assets	13,797	8,976	30,285	(9)	53,058
Total assets	$3,441,709	$972,639	$(14,075)		$4,400,273

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Non-interest bearing transaction accounts	$580,063	$225,815	$-		$805,878
Interest bearing transaction accounts and savings deposits	1,453,139	276,338	-		1,729,477
Time deposits	805,596	348,985	512	(10)	1,155,093
Total deposits	2,838,798	851,138	512		3,690,448
Federal funds purchased and securities
sold under agreements to repurchase	62,311	36,657	-		98,968
Other borrowings	96,607	17,048	46,000	(1)	159,655
Accrued interest and other liabilities	40,959	7,132	77	(11)	48,168
Total liabilities	3,038,675	911,975	46,589		3,997,239
Stockholders' equity	403,034	60,664	(60,664)	(12)	403,034
Total liabilities and stockholders' equity	$3,441,709	$972,639	$(14,075)		$4,400,273

The accompanying notes are an integral part of these pro forma financial statements.

Unaudited Pro Forma Combined Condensed
Consolidated Statements of Income
For the Nine Months Ended September 30, 2013

		Metropolitan Acquisition
(in thousands, except share and per share data)	Simmons First Historical	Metropolitan Historical	Pro Forma Acquisition Adjustments		Pro Forma Combined Simmons First and Metropolitan

INTEREST INCOME
Loans, including fees	$89,557	$18,451	$2,928	(13)	$110,936
Investment securities and other	10,656	4,567	282	(14)	15,505
TOTAL INTEREST INCOME	100,213	23,018	3,210		126,441
INTEREST EXPENSE
Deposits	6,274	2,412	-	(15)	8,686
Federal funds purchased and securities
sold under agreements to repurchase	165	25	-		190
Other borrowings	2,555	125	1,121	(16)	3,801
TOTAL INTEREST EXPENSE	8,994	2,562	1,121		12,677
NET INTEREST INCOME	91,219	20,456	2,089		113,764
Provision for loan losses	3,034	500	-	(17)	3,534
NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES	88,185	19,956	2,089		110,230
NON-INTEREST INCOME
Trust income	4,234	293	-		4,527
Service charges on deposit accounts	13,318	7,136	-		20,454
Other service charges and fees	21,376	11,111	-		32,487
Investment banking income	1,390	244	-		1,634
Bank owned life insurance income	974	-	-		974
Gain (loss) on sale of securities	(193)	-	-		(193)
Net gain (loss) on assets covered by FDIC loss share agreements	(8,200)	-	-		(8,200)
TOTAL NON-INTEREST INCOME	32,899	18,784	-	(18)	51,683
NON-INTEREST EXPENSE
Salaries and employee benefits	54,146	16,573	-		70,719
Occupancy expense, net	7,490	6,236	-		13,726
Furniture and equipment expense	5,367	2,288	-		7,655
Other real estate and foreclosure expense	775	2,033	-		2,808
Deposit insurance	1,862	1,681	-		3,543
Merger related costs	(37)	-	-	(19)	(37)
Other operating expenses	23,529	6,396	738	(20)	30,663
TOTAL NON-INTEREST EXPENSE	93,132	35,207	738	(21)	129,077
NET INCOME BEFORE INCOME TAXES	27,952	3,533	1,351		32,836
Provision for income taxes	8,507	-	527	(22)	9,034
NET INCOME	$19,445	$3,533	$824		$23,802
BASIC EARNINGS PER SHARE	$1.19	$5.52			$1.45
DILUTED EARNINGS PER SHARE	$1.19	$5.52			$1.45
Weighted average shares outstanding - basic	16,382,758	640,000	(640,000)	(23)	16,382,758
Weighted average shares outstanding - diluted	16,388,393	640,000	(640,000)	(23)	16,388,393

The accompanying notes are an integral part of these pro forma financial statements.

Unaudited Pro Forma Combined Condensed
Consolidated Statements of Income
For the Year Ended December 31, 2012

		Metropolitan Acquisition
(in thousands, except share and per share data)	Simmons First Historical	Metropolitan Historical	Pro Forma Acquisition Adjustments		Pro Forma Combined Simmons First and Metropolitan

INTEREST INCOME
Loans, including fees	$114,501	$29,155	$6,861	(13)	$150,517
Investment securities and other	14,633	5,426	377	(14)	20,436
TOTAL INTEREST INCOME	129,134	34,581	7,238		170,953
INTEREST EXPENSE
Deposits	10,625	4,317	(512)	(15)	14,430
Federal funds purchased and securities
sold under agreements to repurchase	310	31	-		341
Other borrowings	4,682	405	1,495	(16)	6,582
TOTAL INTEREST EXPENSE	15,617	4,753	983		21,353
NET INTEREST INCOME	113,517	29,828	6,255		149,600
Provision for loan losses	4,140	(5,500)	-	(17)	(1,360)
NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES	109,377	35,328	6,255		150,960
NON-INTEREST INCOME
Trust income	5,473	397	-		5,870
Service charges on deposit accounts	16,808	9,638	-		26,446
Other service charges and fees	28,969	12,360	-		41,329
Investment banking income	2,038	339	-		2,377
Bank owned life insurance income	1,463	-	-		1,463
Gain (loss) on sale of securities	2	10	-		12
Gain on FDIC assisted transactions	3,411	-	-		3,411
Net gain (loss) on assets covered by FDIC loss share agreements	(9,793)	-	-		(9,793)
TOTAL NON-INTEREST INCOME	48,371	22,744	-	(18)	71,115
NON-INTEREST EXPENSE
Salaries and employee benefits	66,999	21,528	-		88,527
Occupancy expense, net	8,603	8,518	-		17,121
Furniture and equipment expense	6,882	3,802	-		10,684
Other real estate and foreclosure expense	992	14,118	-		15,110
Deposit insurance	2,086	2,202	-		4,288
Merger related costs	1,896	-	-	(19)	1,896
Other operating expenses	30,275	9,847	984	(20)	41,106
TOTAL NON-INTEREST EXPENSE	117,733	60,015	984	(21)	178,732
NET INCOME BEFORE INCOME TAXES	40,015	(1,943)	5,271		43,343
Provision for income taxes	12,331	-	2,056	(22)	14,387
NET INCOME (LOSS)	$27,684	$(1,943)	$3,215		$28,956
BASIC EARNINGS PER SHARE	$1.64	$(3.04)			$1.71
DILUTED EARNINGS PER SHARE	$1.64	$(3.04)			$1.71
Weighted average shares outstanding - basic	16,908,904	640,000	(640,000)	(23)	16,908,904
Weighted average shares outstanding - diluted	16,911,363	640,000	(640,000)	(23)	16,911,363

The accompanying notes are an integral part of these pro forma financial statements.

Notes to Pro Forma Combined Condensed Consolidated Financial Statements

Note 1.  Basis of Presentation

The unaudited pro forma combined condensed consolidated financial information and explanatory notes show the impact on the historical financial condition and results of operations of Simmons First resulting from the Metropolitan acquisition under the acquisition method of accounting. Under the acquisition method of accounting, the assets and liabilities of Metropolitan are recorded by Simmons First at their respective fair values as of the date the transaction is completed. The unaudited pro forma combined condensed consolidated balance sheets combine the historical financial information of Simmons First and Metropolitan as of September 30, 2013, and assume that the Metropolitan acquisition was completed on that date. The unaudited pro forma combined condensed consolidated statements of income for the nine month period ended September 30, 2013 and for the year ended December 31, 2012 give effect to the Metropolitan acquisition as if the transaction had been completed on January 1, 2012.

Since the transactions are recorded using the acquisition method of accounting, all loans are recorded at fair value, including adjustments for credit quality, and no allowance for credit losses is carried over to Simmons First’s balance sheet. In addition, certain anticipated nonrecurring costs associated with the Metropolitan acquisition such as potential severance, pension termination, professional fees, legal fees and conversion-related expenditures are not reflected in the pro forma statements of income and will be expensed as incurred.

While the recording of the acquired loans at their fair value will impact the prospective determination of the provision for credit losses and the allowance for credit losses, for purposes of the unaudited pro forma combined condensed consolidated statement of income for the nine month period ended September 30, 2013 and for the year ended December 31, 2012, Simmons First assumed no adjustments to the historical amount of Metropolitan’s provision for credit losses. If such adjustments were estimated, there could be a significant change to the historical amounts of Metropolitan’s provision for credit losses presented.

Note 2.  Merger and Acquisition Integration Costs

The retail branch operations, commercial lending activities, mortgage banking operations, trust and investment services, along with all other operations of Metropolitan will be integrated into Simmons First National Bank. The operation integration and the system conversion are scheduled for March 21, 2014. The Company identified 27 branch locations that would be operating in close proximity or would not meet its performance expectations within the near future. These branches are scheduled to close in concert with the systems conversion.

The specific details of the plan to integrate the operations of Metropolitan will continue to be refined over the next several months, and will include assessing personnel, benefit plans, premises, equipment and service contracts to determine where we may take advantage of redundancies. Certain decisions arising from these assessments may involve involuntary termination of employees, vacating leased premises, changing information systems, canceling contracts with certain service providers, and selling or otherwise disposing of certain premises, furniture and equipment. Simmons First also expects to incur merger-related costs including professional fees, legal fees, system conversion costs and costs related to communications with customers and others. To the extent there are costs associated with these actions, the costs will be recorded based on the nature of the cost and the timing of these integration actions.

Note 3.  Estimated Annual Cost Savings

Simmons First expects to realize cost savings from the Metropolitan acquisition. These cost savings are not reflected in the pro forma financial information and there can be no assurance they will be achieved in the amount or manner currently contemplated.

Note 4.  Pro Forma Adjustments

The following pro forma adjustments have been reflected in the unaudited pro forma combined condensed consolidated financial information. All adjustments are based on current assumptions and valuations, which are subject to change.

(1)	Purchase price of $53.6 million in cash paid to RBI, primarily funded with new Company debt of $46.0 million at a 3.25% floating rate and an average maturity of less than three years.

(2)	Adjustment made to reflect the estimated fair value of Metropolitan’s held-to-maturity investment securities.

(3)
Adjustment made to reflect the estimated fair value of Metropolitan’s loan portfolio. The adjustment is comprised of approximately $22.0 million of non-accretable credit adjustments and approximately $15.5 million of accretable yield adjustments. Simmons will finalize its determination of the fair value of acquired loans which could significantly change both the amount and the composition of these estimated purchase accounting adjustments.

(4)	Purchase accounting reversal of Metropolitan’s allowance for loan losses, which cannot be carried over.

(5)	Adjustment made to reflect the estimated fair value of Metropolitan’s premises and equipment, including all branches. Pro forma change in depreciation expense is not material.

(6)	Adjustment made to reflect the estimated fair value of Metropolitan’s OREO properties.

(7)
Represents the recognition of goodwill resulting from the difference between the net fair value of the acquired assets and assumed liabilities and the consideration paid to RBI for Metropolitan. The excess of the consideration paid over the fair value of net assets acquired was recorded as goodwill and can be summarized as follows (in thousands):

Consideration paid to RBI		$53,600

Carrying value of Metropolitan net assets at September 30, 2013		$60,664
Fair value adjustments (debit / (credit)):
Investment securities	$(2,259)
Loans, net	(18,616)
Premises and equipment	(22,575)
Foreclosed assets (OREO)	(21,455)
Core deposit intangible	9,844
Time deposits	(512)
Other assets	(414)
Other liabilities	(77)
Deferred tax asset (see (9) below)	30,699
Total fair value adjustments		(25,365)
Fair value of net assets acquired on September 30, 2013		$35,299

Excess of consideration paid over fair value of net assets acquired		$18,301

(8)
Purchase accounting adjustment in recognition of the fair value of core deposit intangible assets, which is approximately 2.0% of core deposit liabilities, excluding time deposits. This intangible asset represents the value of the relationships Metropolitan had with its deposit customers. The fair value was estimated based on a discounted cash flow methodology that gave appropriate consideration to expected customer attrition rates, cost of the deposit base and the net maintenance cost attributable to customer deposits.

(9)
Includes $30.7 million deferred tax asset based on 39% of fair value adjustments related to the acquired assets and assumed liabilities and on a calculation of future tax benefits. Metropolitan had a full valuation allowance against its deferred tax asset as of December 31, 2012 and September 30, 2013, since it was more-likely-than-not that it would not be realized based on negative evidence which included substantial historical operating losses and a lack of future taxable income projections. Metropolitan had approximately $72.8 million in net operating loss carryforward of which approximately $34.0 is expected to be utilized by Simmons First under Internal Revenue Code (IRC) Section 382 limitation calculations. Simmons First also recorded Metropolitan’s remaining deferred tax assets and liabilities along with the deferred taxes associated with the purchase price adjustments offset by any IRC Section 382 limitations related to built-in losses.

This adjustment also includes write-off of $1.5 million of miscellaneous assets with no fair value.

(10)
Adjustment made to reflect the estimated fair value premium of Metropolitan’s time deposits. The fair value was estimated using a discounted cash flow methodology based on current market rates for similar remaining maturities.

(11)	Adjustment made to reflect the estimated fair value of miscellaneous liabilities not on Metropolitan’s balance sheet.

(12)	Purchase accounting reversal of Metropolitan’s equity accounts.

(13)
Simmons has evaluated the acquired loan portfolio to estimate the necessary credit and interest rate fair value adjustments. Subsequently, the accretable portion of the fair value adjustment will be accreted into earnings using the level yield method over the remaining maturity of the underlying loans. For purposes of the pro forma impact on the nine months ended September 30, 2013 and the year ended December 31, 2012, the net discount accretion was calculated by summing monthly estimates of accretion/amortization on each loan pool, which was calculated based on the remaining maturity of each loan pool. The overall weighted average maturity of the loan portfolio is approximately 3.7 years. This adjustment represents Simmons’ best estimate of the expected accretion that would have been recorded in 2012 and the first nine months of 2013 assuming the acquisition closed on January 1, 2012. The estimated non-accretable yield portion of the net discount of approximately $22.0 million will not be accreted into earnings.

(14)
Simmons has made an adjustment to reflect the estimated fair value of Metropolitan’s held-to- maturity investment securities. Subsequently, the fair value adjustment will be accreted into earnings using the level yield method over the remaining maturity of the underlying securities, which is approximately 6 years. This adjustment represents Simmons’ best estimate of the expected accretion that would have been recorded in 2012 and the first nine months of 2013 assuming the acquisition closed on January 1, 2012.

(15)
Simmons has made an adjustment to reflect the estimated fair value of Metropolitan’s time deposits based on current interest rates for comparable deposits. The fair value adjustment will be accreted into earnings as a reduction of the cost of such time deposits over an estimated life of one year using the level yield method. This adjustment represents Simmons’ best estimate of the expected accretion that would have been recorded in 2012 and the first nine months of 2013 assuming the acquisition closed on January 1, 2012.

(16)
The purchase price of $53.6 million in cash for Metropolitan was primarily funded with new Company debt of $46.0 million at a 3.25% floating rate and an average maturity of less than three years. This adjustment represents the interest expense related to this debt that would have been recorded in 2012 and the first nine months of 2013 assuming the acquisition closed on January 1, 2012.

(17)	Provision for loan losses does not reflect any potential impact of the fair value adjustments related to loans which includes an estimate of credit losses.

(18)	Non-interest income does not reflect revenue enhancement opportunities.

(19)
Historical merger related costs for Simmons are primarily related to previous FDIC assisted transactions closed in 2012. Estimated merger related expenses of $6.6 million for the acquisition of Metropolitan, primarily severance, pension termination, professional, legal and conversion related expenditures, are not reflected in the combined income statements as they are nonrecurring expenses. These integration costs will be expensed by Simmons as required by generally accepted accounting principles.

(20)
The core deposit intangible will be amortized over ten years on a straight-line basis. This represents the expected amortization that would have been recorded in 2012 and the first nine months of 2013 assuming the acquisition closed on January 1, 2012.

(21)	Non-interest expense does not reflect anticipated cost savings.

(22)	Reflects the tax impact of the pro forma acquisition adjustments at Simmons’ marginal income tax rate of 39%.

(23)	Adjustment reflects the elimination of Metropolitan’s weighted average shares outstanding.